As filed with the Securities and Exchange Commission on February 5, 2008

Registration No. 333-142357

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELESTONE TECHNOLOGIES CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	3669	84-1111224
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology
Park, Beijing, China 100070
86-10-836-70505
(Address and Telephone Number of Principal Executive Offices)

Han Daqing
Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology
Park, Beijing, China 100070
86-10-836-70505
(Name, Address and Telephone Number of Agent For Service)

Copies to:
Robert S. Matlin, Esq.
Robert D. Shin, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
599 Lexington Avenue
New York, New York 10022-6030
Telephone: (212) 536-3900 Facsimile: (212) 536-3901

Approximate Date of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 amends the Registration Statement on Form SB-2 (File No. 333-142357) filed on April 25, 2007, and is being filed to update the prospectus to report the acquisition of Shandong Guolian Telecommunications Technology Limited (“Shandong Guolian”) by the registrant and to file as exhibits Shandong Guolian’s (i) audited financial statements as of December 31, 2006 and December 31, 2005 and (ii) unaudited pro-forma consolidated balance sheet as of June 30, 2007 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2006, and the six months ended June 30, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On November 13, 2007, the Company, through its variable interest entity, Beijing Telestone Wireless Telecommunication Company Ltd. (“BTWTC”), completed the acquisition (the “Acquisition”) of Shandong Guolian Telecommunication Technology Limited Company (“Shandong Guolian”). The Share Transfer Agreement, dated as of July 5, 2007 by and among Shandong Guolian, the transferors listed therein and BTWTC, was filed as an exhibit to the Form 8-K, filed with the SEC on July 11, 2007.

Effective upon consummation of the Acquisition, Shandong Guolian became a wholly-owned subsidiary of the Company. In exchange for their equity interests in Shandong Guolian, the Shandong Guolian shareholders received $500,000 in cash and 800,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Shandong Guolian shareholders are also entitled to receive an additional 100,000 shares of Common Stock one year following the date of the Acquisition if Shandong Guolian achieves certain business objectives.

The offer and sale of the securities under the Acquisition was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.

23.1	Consent of Kirkpatrick & Lockhart Preston Gates Ellis, LLP

23.2	Consent of Mazars CPA Limited

24	Power of Attorney, dated April 25, 2007 (previously filed)

99.1	Audited financial statements of Shandong Guolian as of December 31, 2006 and December 31, 2005

99.2
Unaudited pro-forma consolidated balance sheet as of June 30, 2007 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2006, and the six months ended June 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on February 5, 2008.

By:	/s/ Han Daqing
Han Daqing, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Han Daqing	Chief Executive Officer and Director	February 5, 2008
Han Daqing	(Principal Executive Officer)

/s/ Liu Dongping	Chief Financial Officer (Principal	February 5, 2008
Liu Dongping	Financial and Accounting Officer)

*	Director, Chief Technology Officer	February 5, 2008
Lou Zhengbin

*	Director	February 5, 2008
Xu Yunxiao

*	Director	February 5, 2008
Zhao Peng

* /s/ Han Daqing
Signed by Han Daqing, as attorney-in-fact.